UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 29, 2008

Tix Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification Number)

12001 Ventura Place, Suite 340
Studio City, California 91604
(Address of Principal Executive Offices, including Zip Code)

(818) 761-1002
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01, below, is incorporated by reference into this Item 1.01.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 29, 2008 Tix Corporation, a Delaware corporation (“we,” “us,” “our” or the “Company”), completed its merger acquisition (the “Merger”) of Magic Arts & Entertainment -Florida, Inc., a privately held Florida corporation (“Magic”). Pursuant to the Merger Agreement and Plan of Merger, we paid to the two stockholders of Magic $1.5 million in cash and issued to them a total of 476,190 restricted shares of our common stock. Additionally, we will be obliged to issue to the former Magic stockholders a total of up to 380,952 additional shares of our common stock if certain EBITDA milestones are achieved during the next thirty-six months. These milestones are based upon the results of Tix Productions, Inc. (“TPI”), a soon to be formed wholly owned subsidiary of the Company, that will focus on providing live entertainment.

The assets of Magic consist primarily of agreements, copyrights and licenses to theatres, productions, and touring acts. We intend to carry on Magic’s business through TPI.

In conjunction with the completion of the Merger, we entered into written employment agreements with Joseph B. Marsh and Lee D. Marshall, the co-founders of Magic, under which they will serve as the Co-Chief Executive Officers of TPI. The term of each of the employment agreements commenced on February 29, 2008 and will expire on February 29, 2011, unless sooner terminated in accordance with the applicable employment agreement.

Mr. Marsh is entitled under his employment agreement to an annual salary of $100,000.

Under his employment agreement, of Mr. Marshall is entitled to an annual salary of $300,000 that will increase by $25,000 each year during the term of the agreement. Mr. Marshall also is eligible to receive annual bonuses based upon TPI exceeding performance milestones specified in his employment agreement.

In the event of the termination of employment of Mr. Marsh or Mr. Marshall for any reason other than termination by us for “cause” (as defined in the employment agreement) or termination by reason of his death or permanent disability, we have agreed to continue to pay Mr. Marsh or Mr. Marshall or their personal representatives, as the case may be, the annual salary under his employment agreement for six months following their departure.

Under their employment agreements, each Messrs. Marsh and Marshall agrees not to compete with us during the period from the date on which their employment with the Company is terminated for any reason through the fifth anniversary of such date.

In connection with Company’s acquisition of Exhibit Merchandising in August 2007, Messrs Marsh and Marshall received 1,935,000 and 1,435,000 shares of Tix’s common stock, respectively. During 2007, Messrs Marsh and Marshall, under separate consulting agreements related to the Company’s other businesses, received 125,000 and 50,000 shares respectively. These consulting agreements will remain in effect after the completion of the Company’s acquisition of Magic. As of the effectiveness of the Merger, Messrs Marsh and Marshall, held 4,381,599 and 1,675,476 shares of Tix common stock respectively, which represented approximately 14.2% and 5.4% of Tix outstanding common stock.

The foregoing is a summary only of the material terms and provisions of the Merger Agreement, and Messrs. Marsh’s and Marshall’s employment agreements or their respective affiliates. Other than the foregoing transactions and other agreements relating to the Merger, there is no material relationship between us or our affiliates and Messrs. Marsh and Marshall or their respective affiliates.

Item 2.03 Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 2.01 above, regarding the financial obligations incurred by us in connection with the completion of the Merger is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 2.01, with respect to the issuance pursuant to the Merger of shares of our common stock is incorporated herein by reference. The issuance of the shares was not registered under the Securities Act of 1933 in reliance upon exemptions from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The shares issued or to be issued by us in the Merger may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or exemption from the registration requirements, under the Securities Act.

Item 8.01 Other Events.

A copy of our press release issued on March 3, 2008 regarding the completion of the Merger and related transactions is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The historical financial statements of Magic will be filed for the periods specified in Rule 3-05(b) of Regulation S-X within 71 days after the filing of this report.

(b)	Pro Forma Financial Information.

We also will furnish within 71 days after the filing of this report the pro forma financial information required under Article 11 of Regulation S-X in connection with the acquisition of Magic.

(d)	Exhibits.

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description
10.1
Agreement and Plan of Merger By and Among Tix Corporation, a Delaware Corporation, On The one Hand, and Magic Arts & Entertainment - Florida, Inc., a Florida Corporation, Joseph B. Marsh, and Lee D. Marshall on the Other Hand dated as of February 29, 2007.

10.2	Employment Agreement dated as of February 29, 2008 with Joseph B. Marsh

10.3	Employment Agreement dated as of February 29, 2008 with Lee Marshall

99.1	Press release issued March 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIX CORPORATION

Dated: March 4, 2008	By: /s/ Matthew Natalizio
Matthew Natalizio
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Agreement and Plan of Merger By and Among Tix Corporation, a Delaware Corporation, On The one Hand, and Magic Arts & Entertainment - Florida, Inc., a Florida Corporation, Joseph B. Marsh, and Lee D. Marshall on the Other Hand dated as of February 29, 2007.

10.2	Employment Agreement dated as of February 29, 2008 with Joseph B. Marsh

10.3	Employment Agreement dated as of February 29, 2008 with Lee Marshall

99.1	Press release issued March 3, 2008